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Exhibit 99.1

Company Appoints Harvey Braun to the Position of Chairman and Hires Ran Furman as CFO

IRVINE, Calif., July 23 /PRNewswire/ -- Island Pacific IPI announced today that it has appointed Harvey Braun to the position of Chairman of the Board and hired Ran H. Furman as its new Chief Financial Officer. Mr. Braun will assume the position in addition to his current role as Chief Executive Officer. Barry Schechter, the company's former Chairman, will remain as a Consultant to the company. The appointment is effective immediately.

"In October of 2001, I took back operating control of the company, which I had originally founded and turned over to professional management to take to the next level," said Mr. Schechter. "When I returned, the company was losing money, had accumulated substantial debt and had lost direction. During the next 18 months, we reduced our debt, streamlined operations and laid the basic foundation to build a dominant player in the industry. At the same time, we brought on an executive level management team of Harvey and Steve Beck, two well-known leaders of the industry. They built an extremely competent management team to support their efforts. With the addition of Ran, an experienced CFO, I feel that the company has the right team in place to take advantage of the incredible market opportunities that exist for our products, and believe that there is no management team more competent to lead the company through its next phase of growth."

"We are pleased that Barry will continue to assist the company as a Consultant," said Mr. Braun. "When Steve and I joined Island Pacific approximately 9 months ago, I saw the incredible potential that it had, and recognized what work had been done to improve the company's operating and financial position. Under Barry's leadership, Island Pacific has transformed itself from a struggling company with a weak balance sheet into one that is now poised for growth through new products and a strong financial platform. Steve, Ran and I, along with the reset of our management team are positioned to lead the company through its next stage of growth."

Mr. Furman joins Island Pacific from San Diego-based e.Digital Corporation (OTC Bulletin Board: EDIG), where he has been Chief Financial Officer since 2001. Prior to that, he was a Managing Director at DP Securities, Inc. He was also a Senior Vice President at Jesup & Lamont Securities between 1995 and 2000, and previously held positions at Bank of Montreal/Nesbitt Burns and Deloitte & Touche. He was awarded a Bachelor of Arts from the University of Washington and an M.B.A. from Columbia Business School.

"I am delighted that we were able to attract an individual with the experience and expertise that Ran has," added Mr. Braun. "He joins a company that is in its strongest financial position ever, and I expect that he will play a key role in helping us implement the systems and procedures necessary to capitalize on the opportunities ahead of us."


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About Island Pacific

For more than 25 years, Island Pacific has developed a reputation for delivering high-quality, high-reliability software to the retail industry. Recently, the company has transformed itself into the low-cost, high-value provider of retail enterprise solutions by developing breakthrough technologies, and by partnering with leading consulting organizations to provide next-generation services. In addition, Island Pacific leverages its years of experience with emerging and established retailers to craft creative solutions tailored for each customer's needs. As a result, Island Pacific is the definitive resource for scalable, flexible and affordable solutions for retailers around the world. With nearly 200 customers, Island Pacific and its solutions are represented in more than 30,000 stores worldwide, and manage more than 1.5 billion transactions annually. Founded in 1978, the company has headquarters in Irvine, Calif., and offices in the U.S. and the United Kingdom. For more information, visit www.islandpacific.com .

Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the company's (SVI) Form 10-K for the fiscal year ended March 31, 2003 and other risk factors identified from time to time in the company's filings with the Securities and Exchange Commission. IPI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.